UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2026

US ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	000-55627	26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 SW First American Place, Sutie 200
Topeka, Kansas 66604
(Address of principal executive offices) (Zip Code)

(785) 228-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Jeffrey Brown was appointed as the Vice-President and Principal Financial Officer of US Alliance Corporation (the “Company”), President and Chief Operating Officer of US Alliance Life and Security Company (“USALSC”), President and Chief Operating Officer of US Alliance Life and Security Company – Montana (“USALSC – Montana”), Secretary and Treasurer of US Alliance Investment Corporation (“USAIC”), and Secretary and Treasurer of US Alliance Marketing Corporation (“USAMC”). USALSC, USALSC – Montana, USAIC, and USAMC are wholly-owned subsidiaries of the Company. Mr. Brown has previously served as the Executive Vice President and Chief Operating Officer of USALSC, Vice-President and Principal Financial Officer of USAC, and as the President and Chief Operating Officer of Dakota Capital Life Insurance Company, a former subsidiary that was merged into USALSC in December, 2023.

In connection with Mr. Brown’s appointment to the foregoing offices, the Company’s Board of Directors (the “Board”) approved an Employment Agreement (the “Employment Agreement”) with Mr. Brown, to be effective as of June 1, 2026, for a term of five years, which may be extended for additional one-year terms upon approval of the Board and Mr. Brown. Pursuant to the terms of the Employment Agreement, Mr. Brown is entitled to receive an annual base salary of $275,000, and is eligible for such additional bonuses as may be granted at the Board’s discretion based on Mr. Brown’s performance and certain corporate events subject to clawback in the event of certain restatements of the Company’s audited financial statements. Mr. Brown will also be granted 100,000 shares of the Company’s common stock, which shall vest in equal installments over ten years, with all unvested shares subject to forfeiture if Mr. Brown resigns without “Good Reason” (as defined in the Employment Agreement). Upon a “Change in Control” or “Change in Leadership” (as those terms are defined in the Employment Agreement), all of Mr. Brown’s unvested shares will immediately vest. Mr. Brown is also entitled to participate in all incentive, retirement, profit-sharing, life, medical disability and other benefit plans offered by the Company to similarly situated executives, as well as all fringe benefit programs, including sick leave and personal leave. In addition, the Company will provide a cell phone allowance, pay certain professional dues, and reimburse Mr. Brown for certain business expenses.

Upon termination of the Employment Agreement (i) by the Company other than for “Good Cause” (as defined in the Employment Agreement) or (ii) by Mr. Brown with Good Reason, Mr. Brown is entitled to receive a lump-sum amount equal to 200% of his highest full-year W-2 earnings from the previous three years, as well as continued benefits for a period of twelve months. Upon termination of the Employment Agreement for any other reason, including upon the expiration of the Employment Agreement by its terms, or upon the death, disability or retirement of Mr. Brown, Mr. Brown is entitled to receive any unpaid and accrued base salary, benefits and unreimbursed expense payments to the date of termination.

The Employment Agreement also contains confidentiality and one-year non-competition and non-solicitation restrictive covenants.

The foregoing description is qualified in its entirety by reference to the form of Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

ITEM 9.01. EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement dated June 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

June 1, 2026	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman